CONVERTIBLE NOTE
$50,000 min - $500,000 Max

$ 100,000.00

November 26, 2019
October __, 2019

FOR VALUE RECEIVED, Blockchain Holdings Capital Ventures, Inc., (also known as BHCV) a Delaware corporation, with an address of 3550 Lenox Road NE., 21st Floor, Atlanta, GA 30326 (the "Borrower"), agrees to pay to the order of CLEARVOYANCE VENTURES with an address of 750 HAMMOND DR. ATLANTA GA 30328 (the "Lender"), on the Maturity Date set forth in Article "2" of this Convertible Note (the "Note"), unless earlier accelerated in accordance with the terms of this Note, the principal sum of One Hundred Thousand dollars ($ 100,000.00), with interest on the aforesaid amount as calculated in Article "1" of this Note.

1. Interest.

(A) Interest on the unpaid principal balance shall be calculated from the date the loan is received by the Borrower (the "Loan Date") to and including the Maturity Date or the Conversion Date (as defined below), as applicable, at an interest rate equal to ten percent (10%) per annum.

(B) Interest shall be due and payable on the Maturity Date or on the Conversion Date, as applicable.

2. Maturity.

Payment of the principal balance of this Note, together with any unpaid interest thereon, shall be due and payable in full one (1) years after the Loan Date (the "Maturity Date"), unless earlier (A) accelerated in accordance with the terms of this Note or (B) converted in accordance with the provisions of Article "3" of this Note.

3. Conversion.

(A) The entire principal of this Note, together with any accumulated but unpaid interest, shall be converted at any time on or prior to the Maturity Date upon the closing of an offering made by the Company of equity in an aggregate amount equal to or greater than $1,000,000 (the "Offering"), and in accordance with the terms of such Offering. The conversion shall be at a price per share equal to 70% of the price per common share of the Offering.

(B) The Borrower shall provide Lender with written notice of the closing of the Offering and the conversion of this Note (the "Conversion Notice"). The conversion shall take place within ten (10) business days after delivery of the Conversion Notice (the "Conversion Date") at which time the Lender shall execute all necessary documents with respect to the Offering and surrender this Note to the Borrower marked "cancelled" and the Borrower shall deliver to the Lender the executed stock purchase agreement and accompanying documents specified therein.

The liability of the Borrower upon an Event of Default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Lender including, but not limited to, any extension of time, renewal, waiver or other modification.

8. Exercise of Remedy Upon Default.

No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

9. Miscellaneous.

(A) Headings. Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

(B) Enforceability. If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid. If all of the methods of notice set forth in this Paragraph "(C)" of this Article "9" of this Note are impossible for any reason, notice shall be in writing and personally delivered. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

(D) Governing Law; Disputes. This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.

(E) Assignment. This Note may not be assigned or transferred by the Lender without the prior written consent of the Borrower.

(F) Construction. Each of the parties hereto hereby further acknowledges and agrees

IN WITNESS WHEREOF, the Borrower has executed this Note as of the 26 day of ~~Oct~~ 2019. NOVEMBER 2019

Blockchain Holdings Capital Ventures, Inc.

By: Delray Wannemacher, CEO

Name: Delray Wannemacher

Title: CEO

Agreed to & Acknowledged by:

Lender:

By: [signature]

Name: MANAGER

CLEARVOYANCE VENTURES INC.

Wire Instructions:

First Republic Bank

Domestic:

Account# 80007279302

Routing# 321081669

Address:
First Republic Bank
111 Pine Street
San Francisco, CA 94111